Exhibit 10.20

EXECUTION COPY

RESTRICTED STOCK AWARD AGREEMENT

(10,405 shares)

THIS AGREEMENT (the “Agreement”) is made effective as of October 4, 2004 (the “Grant Date”), between Jostens Holding Corp., a Delaware corporation (hereinafter called the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or an Affiliate (as defined below) of the Company, hereinafter referred to as the “Employee”.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Employee’s employment with the Company or an Affiliate of the Company, the Company desires to grant the Employee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Restricted Stock Award”), the 2004 Stock Option Plan for Key Employees of the Company and Its Subsidiaries (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement), a Management Stockholder’s Agreement entered into by and between the Company and the Employee as of the date hereof (the “Management Stockholder’s Agreement”), and a Sale Participation Agreement entered into by and between Fusion Acquisition LLC, a Delaware limited liability company (“Fusion”) and the Employee, dated as of the date hereof (the “Sale Participation Agreement”).

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Employee as an incentive for increased efforts during his or her employment with the Company or an Affiliate of the Company, and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Award;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.                                       Grant of the Restricted Stock.  Subject to the terms and conditions of the Plan, the Management Stockholder’s Agreement (and the agreements incorporated by reference therein), and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee 10,405 shares of Common Stock (hereinafter called the “Restricted Stock”), which shall be 100% vested and non-forfeitable on the Grant Date.

2.                                       Certificates.  Certificates evidencing the Restricted Stock shall be issued by the Company, registered in the Employee’s name on the stock transfer books of the Company and delivered to the Employee or to the Employee’s legal guardian or representative.

3.                                       Rights as a Stockholder.  The Employee shall be the record owner of the Restricted Stock unless or until such Restricted Stock is forfeited pursuant to Section 2 hereof or is otherwise sold or disposed of pursuant to the terms of the Management Stockholder’s

Agreement or the Sale Participation Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company.

4.                                       Legend on Certificates.  The certificates representing the vested Restricted Stock delivered to the Employee as contemplated by Section 3(b) above shall bear the legend set forth in Section 2 of the Management Stockholder’s Agreement (which shall also be revised to make reference to this Agreement) and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Common Stock is listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.                                       Transferability.  The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2 or thereafter, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Agreement, the Management Stockholder’s Agreement or the Sale Participation Agreement.

6.                                       Employee’s Employment by the Company.  Nothing contained in this Agreement or in any other agreement entered into by the Company or any of its Subsidiaries and the Employee, other than the applicable provisions of any offer letter or term sheet from the Company or any of its Subsidiaries to the Employee or any employment agreement entered into by and between the Employee and the Company or any of its Subsidiaries, as applicable, (i) obligates the Company or any Subsidiary to employ the Employee in any capacity whatsoever or (ii) prohibits or restricts the Company or any Subsidiary from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, with or without cause, and the Employee hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or any Affiliate thereof.

7.                                       Change in Capitalization.  If, prior to the time the restrictions imposed by Section 2 on the Restricted Stock granted hereunder lapse, the Company shall be reorganized, recapitalized or restructured, consolidated or merged with another corporation, or otherwise undergo a significant corporate event, (a) the Restricted Stock may be adjusted or cancelled and (b) any stock, securities or other property exchangeable for Common Stock pursuant to such reorganization, recapitalization, restructuring, consolidation, merger or other corporate event, shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to Sections 8 and 9 of the Plan.

8.                                       Withholding.  It shall be a condition of the obligation of the Company, upon delivery of Restricted Stock to the Employee, that the Employee pay to the Company such amount of all such taxes (or make such other settlement in respect thereof) as may be required for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Stock, including payment to the Company upon the vesting of the Restricted Stock.  The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding vested Common Stock otherwise deliverable to the Employee and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes.  In connection with the foregoing, the Employee may, at his or her option, elect to recognize the fair value of the Restricted Stock upon the Grant Date pursuant to Section 83 of the Internal Revenue Code of 1986, as amended. The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder.

9.                                       Limitation on Obligations.  The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation.  This Restricted Stock Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.  In addition, the Company shall not be liable to the Employee for damages relating to any delays in issuing the share certificates to him (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

10.                                 Securities Laws.  Upon the vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement, consistent with the terms of the Management Stockholder’s Agreement.  The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11.                                 Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to him.  Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service

12.                                 Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

13.                                 Restricted Stock Award Subject to Plan and Other Management Equity Agreements.  The Restricted Stock Award shall be subject to all terms and provisions of the Plan the Management Stockholder’s Agreement and the Sale Participation Agreement, to the extent applicable to the Restricted Stock.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  In the event of any conflict between this Agreement or the Plan and the Management Stockholder’s Agreement and/or the Sale Participation Agreement, the terms of the Management Stockholder’s Agreement and/or the Sale Participation Agreement shall control.

14.                                 Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Continued on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

JOSTENS HOLDING CORP.

By:	/s/ David A. Tayeh
Name: David A. Tayeh
Title: Chief Financial Officer

EMPLOYEE

/s/ Marc Reisch
Name: Marc Reisch